Exhibit 4.4

Warrant Number:	___ Shares

THIS WARRANT HAS BEEN, AND THE COMMON STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT (THE “WARRANT SHARES,” AND TOGETHER WITH THIS WARRANT, THE “SECURITIES”) WILL BE, ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 1145 OF THE BANKRUPTCY REFORM ACT OF 1978, AS AMENDED (THE “BANKRUPTCY CODE”). THE SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), PROVIDED THAT THE HOLDER IS NOT DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE. IF THE HOLDER IS DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE, THEN THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY IS IN RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY OF THE WARRANT SHARES REPRESENTED BY THIS WARRANT.

THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT SHALL ALSO BE SUBJECT TO AN INVESTOR RIGHTS AGREEMENT DATED AS OF JUNE 22, 2012 AMONG HMH HOLDINGS (DELAWARE), INC. AND ITS STOCKHOLDERS (AS AMENDED FROM TIME TO TIME) (THE “INVESTOR RIGHTS AGREEMENT”). A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

WARRANT TO PURCHASE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF

HMH HOLDINGS (DELAWARE), INC.

This warrant certificate (the “Warrant Certificate”) certifies that [                                        ] or its registered assigns (the “Holder”) is the owner of [            ] Warrants (the “Warrants”), each of which entitles the Holder to purchase from HMH HOLDINGS (DELAWARE), INC., a Delaware corporation (the “Company”), one fully paid, duly authorized and non-assessable share of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), at any time or from time to time on or before 5:00 p.m., New York City time, on June 22, 2019, at an exercise price of $42.27 per share (subject to adjustment in Section 2, the “Exercise Price”), all on the terms and subject to the conditions hereinafter set forth.

The number of shares of Common Stock issuable upon exercise of each such Warrant (the “Number Issuable”), which is initially one (1) share of Common Stock, is subject to adjustment from time to time pursuant to the provisions of Section 2 of this Warrant Certificate.

Capitalized terms used herein but not otherwise defined shall have the meanings given them in Section 11 hereof.

Section 1. Exercise of Warrant. Subject to the last paragraph of this Section 1 and Section 6(b) hereof, the Warrants evidenced hereby may be exercised, in whole or in part, by the Holder at any time or from time to time on or before 5:00 p.m., New York City time, on June 22, 2019 (the “Exercise Period”), upon delivery to the Company at the registered office of the Company, of: (a) this Warrant Certificate, (b) a written notice stating that such holder elects to exercise the Warrants evidenced hereby in accordance with the provisions of this Section 1 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued (if certificated) and (c) payment of the Exercise Price for the shares of Common Stock issuable upon exercise of such Warrants. Such Exercise Price shall be payable (i) by wire transfer or a certified or official bank check payable to the order of the Company or (ii) by the surrender (which surrender shall be evidenced by cancellation of the number of Warrants represented by any Warrant certificate presented in connection with a Cashless Exercise (as defined below)) of a Warrant or Warrants (represented by one or more relevant Warrant certificates), and without the payment of the Exercise Price in cash, in return for the delivery to the surrendering holder of that number of shares of Common Stock equal to (A) the number shares of Common Stock for which such Warrant is exercisable as of the date of exercise (if the Exercise Price were being paid in cash, wire transfer or certified or official bank check) reduced by (B) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the aggregate Exercise Price to be paid by (y) the Market Price of one share of Common Stock on the Business Day which next precedes the day of exercise of the Warrant. An exercise of a Warrant in accordance with clause (iii) is herein referred to as a “Cashless Exercise.” The documentation and consideration, if any, delivered in accordance with subsections (a), (b) and (c) are collectively referred to herein as the “Warrant Exercise Documentation.”

As promptly as practicable, and in any event within five Business Days after receipt of the Warrant Exercise Documentation, the Company shall: (a) (i) to the extent that the Company’s transfer agent (the “Transfer Agent”) is participating in The Depositary Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder of the Warrants, credit such aggregate number of shares of Common Stock to which such holder is entitled pursuant to such exercise to such holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (ii) deliver or cause to be delivered, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the certificates, if certificated, representing the number of validly issued, fully paid and non-assessable shares of Common Stock properly specified in the Warrant Exercise Documentation, (b) if applicable, deliver or caused to be delivered cash in lieu of any fraction of a share of Common Stock, as hereinafter provided, and (c) if less than the full number of Warrants evidenced hereby are being exercised, deliver or caused to be delivered a new warrant certificate or certificates, of like tenor, for the number of Warrants evidenced by this Warrant Certificate, less the number of Warrants then being exercised. Such exercise shall be deemed to have been made at the close of business on the date of delivery of all of the Warrant Exercise Documentation so that, to the extent permitted by applicable law, the Person entitled to receive shares of Common Stock upon such exercise shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. No such surrender shall be effective to constitute the Person entitled to receive such shares of Common Stock as the record holder thereof while the transfer books of the Company for Common Stock are closed for any purpose (but not for any period in excess of five days), but any such surrender of this Warrant Certificate for exercise during any period while such books are so closed shall become effective for exercise immediately upon the reopening of such books, as if the exercise had been made on the date this Warrant Certificate was surrendered and for the Number Issuable of shares of Common Stock specified in the Warrant Exercise Documentation and at the Exercise Price.

Any exercise of the Warrants evidenced hereby may be conditioned by the Holder of such Warrants on any event or the consummation of any transaction, including a sale of the Company, a public offering or a sale of shares of Common Stock underlying these Warrants. Any exercise so conditioned shall not be deemed to have occurred except concurrently with the consummation of such transaction or event, except that, for purposes of determining whether such exercise is timely, it shall be deemed to have occurred on the date such Warrant or Warrants were surrendered to the Company. The holder may rescind the exercise of the Warrant or Warrants at any time prior to the consummation of such transaction or event.

The Company shall pay all expenses in connection with, and all taxes and other governmental charges (other than income taxes of the Holder) that may be imposed in respect of, the issue or delivery of any shares of Common Stock issuable upon the exercise of the Warrants evidenced hereby. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any shares of Common Stock in any name other than that of the Holder.

In connection with the exercise of any Warrants evidenced hereby, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price of a share of Common Stock on the Business Day which next precedes the day of exercise. If more than one such Warrant shall be exercised by the Holder thereof at the same time, the number of full shares of Common Stock issuable on such exercise shall be computed on the basis of the total number of Warrants so exercised.

Section 2. Adjustments.

(a) Adjustment of Number Issuable. The Number Issuable shall be subject to adjustment from time to time as follows:

(i) In case the Company shall at any time or from time to time after the Issue Date:

(A) pay a dividend or make a distribution on the outstanding shares of Common Stock in capital stock of the Company;

(B) forward split or subdivide the outstanding shares of Common Stock into a larger number of shares;

(C) reverse split or combine the outstanding shares of Common Stock into a smaller number of shares; or

(D) issue any capital stock of the Company in a reclassification of the shares of Common Stock;

then, and in each such case (A) through (D), (I) the Number Issuable in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the Holder of any Warrant evidenced hereby thereafter exercised shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such Holder would have owned or had been entitled to receive upon or by reason of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event and (II) the Exercise Price shall be adjusted to be equal to the product of (x) the Exercise Price immediately prior to the occurrence of such event and (y) a fraction (1) the numerator of which is the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to the adjustment in Section 2(a)(i)(I) above and (2) the denominator of which is the number of shares of Common Stock issuable upon exercise of such Warrant immediately after the adjustment in Section 2(a)(i)(I) above. An adjustment made pursuant to this Section 2(a)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such split, subdivision, combination or reclassification, to the close of business on the date upon which such corporate action becomes effective.

(ii) In case the Company shall at any time or from time to time after the Issue Date distribute to any holder of shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the resulting or surviving corporation and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (excluding dividends or other distributions of shares of Common Stock or other capital stock for which adjustment is made under Section 2(a)(i)) or rights or warrants to subscribe for or purchase securities of the Company or another issuer (excluding those in respect of which adjustments in the Number Issuable is made pursuant to Section 2(a)(i)) (each, a “Distribution”), then, and in each such case, the Exercise Price shall be decreased, effective immediately after the effective date of such Distribution, by the amount of cash and/or the Market Price of any securities or Fair Market Value of any other property or assets (as reasonably determined in good faith by the board of directors of the Company) paid or distributed on each share of Common Stock (or other securities) in respect of such Distribution. Such adjustment shall be made whenever any such Distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such Distribution.

(iii) In case the Company at any time or from time to time shall take any action which would have a dilutive effect on the number of shares of Common Stock that may be issued upon exercise of the Warrants, other than an action described above, then the Number Issuable shall be adjusted in such manner and at such time as the board of directors of the Company reasonably determines to be equitable under the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Holder).

(iv) Notwithstanding anything herein to the contrary, no adjustment under this Section 2(a) need be made to the Number Issuable unless such adjustment would require an increase or decrease of at least 1% of the Number Issuable then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Number Issuable. Any adjustment to the Number Issuable carried forward and not theretofore made shall be made immediately prior to the exercise of any Warrants pursuant hereto.

(v) The Company shall deliver to the Holder promptly following the occurrence of any event or the consummation of any transaction which would result in an increase or decrease in the Number Issuable pursuant to this Section 2 a notice thereof, together with a certificate, signed by the Chief Executive Officer or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting forth in reasonable detail the event or transaction requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Number Issuable then in effect following such adjustment.

(vi) Notwithstanding anything to the contrary contained in this Section 2(a), the Company shall be entitled to make such upward adjustments in the Number Issuable, in addition to those otherwise required by this Section 2(a), as the board of directors of the Company in its discretion shall determine to be advisable in order that any stock dividend, split, subdivision or combination of shares, distribution of rights or warrants to purchase shares, stock or securities or distribution of securities convertible into or exchangeable for shares of Common Stock hereafter made the Company to its stockholders shall not be taxable; provided, however, that any such adjustment shall treat all Holders of Warrants with similar protections on an equal basis.

(b) Reorganization, Reclassification, Consolidation, Merger or Sale of Assets. In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), or in case of any consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Company, other than a sale/leaseback, mortgage or other similar financing transaction (any of the foregoing, a “Transaction”), the Company shall not effect any such Transaction, unless, at the Company’s option, either (A) the Company, or such successor Person or transferee of the Company, as the case may be, shall make appropriate provision by amendment of the Warrant Agreement or by the successor Person or transferee executing a replacement warrant agreement so that the Holder of each such Warrant then outstanding shall have the right at any time after the consummation of such Transaction, upon exercise or conversion of the Warrant (in lieu of the number of shares of

Common Stock theretofore deliverable) to only receive the kind and amount of securities, cash and other property receivable upon such Transaction as would be received by a Holder of the number of shares of Common Stock issuable upon exercise or conversion of the Warrant immediately prior to such Transaction or (B) simultaneously with the consummation of a Transaction, the Company shall redeem the Warrants and pay to each Holder, upon surrender of this Warrant to the Company, in the same form of consideration as is received by Holders of Common Stock in such Transaction, an amount equal to the greater of: (I) the Fair Market Value of this Warrant and (II) the positive difference between (y) the consideration that would be received upon such consummation by a Holder of the number of shares of Common Stock deliverable (immediately prior to such consummation) upon exercise of such Warrants and (z) the aggregate Exercise Price therefor. The provisions of this Section 2(b) similarly shall apply to successive Transactions.

Section 3. Notice of Certain Events. In case at any time or from time to time the Company shall declare any dividend or any other distribution to the Holders of its shares of Common Stock, or shall authorize the granting to the Holders of its shares of Common Stock of rights or warrants to subscribe for or purchase any additional shares of any class or any other right, or shall authorize the issuance or sale of any other shares or rights which would result in an adjustment to the Number Issuable, or there shall be any Transaction, then, in any one or more of such cases, the Company shall mail to each Holder at such Holder’s address as it appears on the transfer books of the Company, as promptly as practicable but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of the shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, (b) the date of issuance of such shares or rights or (c) the date on which such Transaction is expected to become effective; provided, that in the case of any event to which Section 2(b) applies, the Company shall give at least ten Business Days’ prior written notice as aforesaid. In case of any event described in Section 2(b), such notice also shall specify the date as of which it is expected that the holders of the shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for shares, stock or other securities or property or cash deliverable upon such reorganization, reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

Section 4. Certain Covenants.

(a) Authorized Shares. The Company covenants and agrees that all shares of capital stock of the Company which may be issued upon the exercise of the Warrants evidenced hereby will be duly authorized, validly issued and fully paid and non-assessable upon issuance and will be free and clear of all liens and will not be subject to any pre-emptive or similar rights. The Company shall at all times reserve and keep available solely for issuance upon the exercise of the Warrants, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the exercise of all outstanding Warrants, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the exercise of all outstanding Warrants.

(b) No Impairment. The Company will not, by amendment of its charter or through reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any shares of Common Stock obtainable upon the exercise of this Warrant and (ii) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant.

Section 5. Registered Holder. The person in whose name this Warrant Certificate is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The Holder of this Warrant Certificate, in its capacity as such, shall not be entitled to any rights whatsoever as a stockholder of the Company, except as herein provided.

Section 6. Certain Transfer and Exercise Provisions.

(a) Transfer Provisions. Any transfer of the rights represented by this Warrant Certificate shall be effected by the surrender of this Warrant Certificate, along with the form of assignment attached hereto, properly completed and executed by the Holder hereof, at the registered office of the Company. Thereupon, the Company shall issue in the name or names specified by the Holder hereof and, in the event of a partial transfer, in the name of the Holder hereof, a new warrant certificate or certificates evidencing the right to purchase such number of shares of Common Stock as shall be equal to the then applicable Number Issuable.

(b) Transfer Documentation. So long as the Investor Rights Agreement remains in effect, any transferee may only exercise the Warrants upon such transferee’s execution and delivery of a joinder to the Investor Rights Agreement unless such transferee is already a party to the Investor Rights Agreement.

Section 7. Denominations. The Company covenants that it will, at its expense, promptly upon surrender of this Warrant Certificate at the registered office of the Company, execute and deliver to the Holder a new warrant certificate or certificates in denominations specified by such Holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

Section 8. Replacement of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company and the Transfer Agent (in the case of an institutional investor, its own unsecured indemnity agreement shall be deemed to be reasonably satisfactory), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new warrant certificate of like tenor for a number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

Section 9. Governing Law. THIS WARRANT CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

Section 10. Rights Inure to Registered Holder. The Warrants evidenced by this Warrant Certificate will inure to the benefit of and be binding upon the Holder and the Company and their respective successors and permitted assigns. Nothing in this Warrant Certificate shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and such Holder. Nothing in this Warrant Certificate shall be construed to give the Holder any rights as a holder of shares of Common Stock until such time, if any, as the Warrants evidenced by this Warrant Certificate are exercised in accordance with the provisions hereof.

Section 11. Definitions. For the purposes of this Warrant Certificate, the following terms shall have the meanings indicated below:

“Affiliate” means with respect to any specified Person, any other Person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with such specified Person.

“Business Day” means any day other than a Saturday, Sunday or other day on which the NYSE is authorized or required by law or executive order to close.

“Cashless Exercise” has the meaning given it in Section 1.

“Common Stock” means the shares of common stock of the Company.

“Company” has the meaning given it in the first paragraph hereof.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and the policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Current Market Price” per share of Common Stock means, on any date specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock during the 15 trading day period ending on such date or (b) if the Common Stock is not then listed or quoted on a national securities exchange or in the over-the-counter market, the Market Price on such date.

“Distribution” has the meaning given it in Section 2(a)(ii).

“DTC” has the meaning given it in Section 1.

“Exercise Price” has the meaning given it in the first paragraph hereof.

“Exercise Period” has the meaning given it in Section 1.

“Fair Market Value” means the (a) amount which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm’s-length transaction but in all events without application of any minority, illiquidity, transfer or voting restriction, or similar discounts or reductions; and (b) in the case of Section 2(b), the fair market value of the Warrants as determined in good faith by the board of directors of the Company, calculated using the Black-Scholes method for valuing options and the following assumptions: (i) volatility shall be 30%, (ii) the risk free rate shall be the then current effective U.S. Federal government interest rate for a bond or note with a remaining time to maturity equal to the amount of time remaining in the Exercise Period at such time, (iii) the exercise price shall be the Exercise Price, (iv) the term of the Warrant shall be the amount of time remaining in the Exercise Period at such time and (v) the underlying security price for purposes of the Black-Scholes calculation shall be the value of the consideration received in respect of each outstanding share of Common Stock pursuant to the Transaction.

“Holder” has the meaning given it in the first paragraph hereof.

“Investor Rights Agreement” has the meaning given it in the legend hereof.

“Issue Date” means June 22, 2012.

“Market Price” per share of Common Stock means, on any date specified herein: (a) if the Common Stock is then listed or admitted to trading on any national securities exchange, the average of the high and low trading prices of the Common Stock on such date; (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security, the average of the high and low sale prices of the Common Stock on such date; (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the last quoted bid price per share of Common Stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar quotation reporting organization; or (d) if neither (a), (b) nor (c) is applicable, the Fair Market Value per share determined in good faith by the board of directors of the Company which shall be deemed to be Fair Market Value unless holders of at least 15% of the Common Stock issued or issuable upon exercise of the Warrants request that the Company obtain an opinion of a nationally recognized financial advisory firm chosen by the Company (who shall bear the expense) and reasonably acceptable to such requesting holders, in which event the Fair Market Value shall be as determined by such financial advisory firm.

“NASDAQ” means the Nasdaq Stock Market.

“Number Issuable” has the meaning given it in the second paragraph hereof.

“NYSE” means the New York Stock Exchange, Inc.

“Person” means any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Transaction” has the meaning given it in Section 2(b).

“Transfer” means any voluntary or involuntary attempt to, directly or indirectly through the transfer of interests in controlled Affiliates or otherwise, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of any Warrants, or the consummation of any such transaction, or taking a pledge of, any of the Warrants; provided, however, that a transaction that is a pledge shall not be deemed to be a Transfer, but a foreclosure pursuant thereto shall be deemed to be a Transfer. The term “Transferred” shall have a correlative meaning.

“Transfer Agent” has the meaning given it in Section 1.

“Warrant Agreement” shall mean that certain Warrant Agreement, dated as of June __, 2012, between the Company, Computershare Inc. and its fully owned subsidiary Computershare Trust Company, N.A.

“Warrants” have the meaning given it in the first paragraph hereof.

“Warrant Certificate” has the meaning given it in the first paragraph hereof.

“Warrant Exercise Documentation” has the meaning given it in Section 1.

Section 12. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier services or personal delivery, (a) if to the holder of a Warrant, at such holder’s last known address appearing on the transfer books of the Company; and (b) if to the Company, at its registered office located at the address designated for notices in the Warrant Agreement, or such other address as shall have been furnished to the party given or making such notice, demand or other communication. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one Business Day following the date delivered to a courier with overnight delivery requested if delivered by a recognized commercial overnight courier service guaranteeing next Business Day delivery; and five Business Days after being deposited in the mail, postage prepaid, if mailed.

Warrant Number:	___ Shares

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the Issue Date.

DATED <<Month Day, Year>>

/s/ William Bayers
William Bayers EVP, Secretary & General Counsel

/s/ Kathleen A. Rideout
Kathleen A. Rideout Assistant Secretary

COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY, N.A. TRANSFER AGENT AND REGISTRAR,

By:
AUTHORIZED SIGNATORY

[Form of Assignment Form]

[To be executed upon assignment of Warrants]

The undersigned hereby assigns and transfers this Warrant Certificate to

____________________________________________________________________________________________

whose Social Security Number or Tax ID Number is __________________________________________________

and whose record address is _____________________________________________________________________

____________________________________________________________________________________________

and irrevocably appoints _________________________________________________________________________

as agent to transfer this security on the books of the Company. Such agent may substitute another to act for such agent.

Signature: ____________________________________________________________________________________

Signature Guarantee: ____________________________________________________________________________

Date: ________________________________________________________________________________________